Exhibit 99.1

Pursuant to General Instruction number 5(b)(v) to Form 3, the following additional reporting persons are covered by this joint filing:

Name:                                   Trinity TVL IX, LLC

Trinity Ventures IX, L.P.

Trinity IX Entrepreneurs’ Fund, L.P.

Trinity IX Side-By-Side Fund, L.P.

Noel J. Fenton

Patricia E. Nakache

Lawrence K. Orr

Augustus O. Tai

Fred Wang

TVL Management Corporation

Address:                         c/o Trinity Ventures

3000 Sand Hill Road

Building Four, Suite 160

Menlo Park, CA 94025

Designated Filer:	Trinity TVL IX, LLC

Issuer and Ticker Symbol:	Care.com, Inc. (CRCM)

Date of Event Requiring Statement:	January 23, 2014

Each of the following is a Joint Filer with Trinity TVL IX, LLC (“Trinity TVL IX”) and may be deemed to share indirect beneficial ownership in the securities set forth on the attached Form 3:

Trinity TVL IX serves as the sole general partner of Trinity IX Entrepreneurs’ Fund, L.P. (“Trinity IX EF”), Trinity IX Side-By-Side Fund, L.P. (“Trinity IX SBS”) and Trinity Ventures IX, L.P. (“Trinity IX”).  As such, Trinity TVL IX possesses sole voting and investment control over the shares owned by Trinity IX EF, Trinity IX SBS and Trinity IX, and may be deemed to have indirect beneficial ownership of the securities held by Trinity IX EF, Trinity IX SBS and Trinity IX.  Trinity TVL IX, however, owns no shares of the Issuer directly.  Messrs. Fenton, Orr, Tai and Wang and Ms. Nakache serve as Management Members of Trinity TVL IX and serve as Directors of TVL Management Corporation and share voting and dispositive power over the shares held by Trinity IX EF, Trinity IX SBS and Trinity IX.  Each Reporting Person disclaims beneficial ownership of the shares held by Trinity IX EF, Trinity IX SBS and Trinity IX except to the extent of his, her or its proportionate pecuniary interest therein.  The filing of this statement shall not be deemed an admission that, for purposes of Section 16 of the Securities Exchange Act of 1934, or otherwise, any of the Reporting Persons are the beneficial owners of all of the equity securities covered by this statement.

Each of the Reporting Persons listed above hereby designates Trinity TVL IX as its designated filer of Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder.

TRINITY TVL IX, LLC

By:	/s/ Lawrence K. Orr
Lawrence K. Orr, President

TRINITY VENTURES IX, L.P., a Delaware Limited Partnership
By:	Trinity TVL IX, LLC, a Delaware limited liability company
its General Partner

By:	/s/ Lawrence K. Orr
Lawrence K. Orr, Management Member

TRINITY IX ENTREPRENEURS’ FUND, L.P., a Delaware Limited Partnership
By:	Trinity TVL IX, LLC, a Delaware limited liability company
its General Partner

By:	/s/ Lawrence K. Orr
Lawrence K. Orr, Management Member

TRINITY IX SIDE-BY-SIDE FUND, L.P., a Delaware Limited Partnership
By:	Trinity TVL IX, LLC, a Delaware limited liability company
its General Partner

By:	/s/ Lawrence K. Orr
Lawrence K. Orr, Management Member

/s/ Noel J. Fenton
Noel J. Fenton

/s/ Patricia E. Nakache
Patricia E. Nakache

/s/ Lawrence K. Orr
Lawrence K. Orr

/s/ Augustus O. Tai
Augustus O. Tai

/s/ Fred Wang
Fred Wang

TVL MANAGEMENT CORPORATION

By:	/s/ Lawrence K. Orr
Lawrence K. Orr, President